EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS SECOND QUARTER 2015 RESULTS

Operating earnings1 of $68.7 million, or $0.31 per share
Improvement in operating results driven by growth in top-line revenue
Strong loan and lease (gross of sales) growth of $477 million, or 12.3% annualized

PORTLAND, Ore. – July 15, 2015 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $54.7 million for the second quarter of 2015, an increase compared to $47.0 million for the first quarter of 2015 and $17.5 million for the second quarter of 2014. Earnings per diluted common share were $0.25 for the second quarter of 2015, as compared to $0.21 for the first quarter of 2015 and $0.09 for the second quarter of 2014.

Operating earnings1, which represent earnings available to common shareholders before gains or losses on junior subordinated debentures carried at fair value, net of tax, and merger related expenses, net of tax, were $68.7 million for the second quarter of 2015, an increase compared to $56.4 million for the first quarter of 2015 and $54.2 million for the second quarter of 2014. Operating earnings per diluted common share were $0.31 for the second quarter of 2015, as compared to $0.26 for the first quarter of 2015 and $0.27 for the second quarter of 2014.

“Our second quarter results demonstrated the strength of Umpqua’s value proposition, of competing with more than price, and the successes we have experienced with the integration of Sterling,” said Ray Davis, President and CEO of Umpqua Holdings Corporation.  “This is evident by our double-digit annualized loan growth, increased top-line revenue, and further synergy realization, which contributed to a decrease in our core operating expense run-rate.  Looking forward, we anticipate realizing the remaining expense synergies over the next several months.”

Highlights (as compared to the prior quarter):

•	Second quarter of 2015 operating earnings[1] increased to $68.7 million:

◦	Net interest income increased by $2.2 million, driven primarily by strong loan growth;

◦	Provision for loan and lease losses decreased by $1.4 million, driven primarily by lower net charge-offs and partially offset by higher provisions related to strong loan growth;

◦	Non-interest income increased by $16.8 million, driven primarily by higher mortgage banking revenue;

◦	Non-interest expense (excluding merger-related expense) increased by $1.1 million, reflecting a $4.9 million increase in variable mortgage banking expenses related to higher mortgage volumes and $1.5

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

million in severance-related costs. These increases were partially offset by additional merger-related cost synergies realized during the quarter;

•	Strong loan growth, seasonal decline in deposits:

◦	Loans and leases (gross of sales) grew by $476.9 million, or 12.3% annualized, partially offset by loan sales of $51.7 million, for net growth of $425.2 million, or 10.9% annualized;

◦	Deposits decreased by $77.5 million, primarily due to seasonal outflows related to tax payments;

•	Prudently managed capital:

◦	Tangible book value per common share[1] increased to $8.92, from $8.88;

◦	Under Basel III rules, estimated total risk-based capital ratio of 14.4% and estimated Tier 1 common to risk weighted assets ratio of 11.0%;

◦	Declared a dividend of $0.15 per common share; and

◦	Repurchased 360,000 shares of common stock, for a total of $6.4 million.

For the six months ended June 30, 2015, the Company reported net earnings available to common shareholders of $101.7 million, or $0.46 per diluted common share, as compared to $36.0 million, or $0.23 per diluted common share, for the six months ended June 30, 2014. For the six months ended June 30, 2015, operating earnings1 were $125.1 million, or $0.57 per diluted common share, as compared to $78.1 million, or $0.50 per diluted common share, for the six months ended June 30, 2014.

Balance Sheet
Total consolidated assets were $22.8 billion as of June 30, 2015, compared to $23.0 billion as of March 31, 2015 and $22.0 billion as of June 30, 2014. Including secured off-balance sheet lines of credit, the Company had total available liquidity of $7.2 billion as of June 30, 2015, representing 32% of total assets and 42% of total deposits.

Gross loans and leases were $16.0 billion as of June 30, 2015, an increase of $425.2 million, or 10.9% annualized, from $15.5 billion as of March 31, 2015. During the second quarter of 2015, the Company sold $51.7 million of portfolio residential mortgage loans. Excluding the impact of these sales, gross loan growth was $476.9 million, or 12.3% annualized.

Total deposits were $17.1 billion as of June 30, 2015, a decrease of $77.5 million from $17.2 billion as of March 31, 2015. This decrease was primarily attributable to seasonal deposit outflows related to tax payments.

Net Interest Income
Net interest income was $218.1 million for the second quarter of 2015, up $2.2 million from the prior quarter and up $5.9 million from the same period in the prior year. The increase from the prior quarter was primarily driven by strong loan growth and one additional day in the quarter, partially offset by a 3 basis point decline in net interest margin. Net interest income for the second quarter of 2015 included $16.1 million in interest income arising from the accretion of the credit discount recorded on loans acquired from Sterling, as compared to $15.2 million in the prior quarter.

The Company’s net interest margin was 4.50% for the second quarter of 2015, down from 4.53% for the first quarter of 2015 and from 5.01% for the second quarter of 2014. The decrease from the prior quarter was primarily driven by a lower average yield on interest earning assets.

Credit Quality
Under purchase accounting rules, loans (including those considered non-performing) acquired from Sterling were recorded at their estimated fair value, and the related allowance for loan losses was eliminated. As a result, the Company wrote down the value of the loan and lease portfolio acquired from Sterling as of the acquisition date. The credit portion of the fair value mark is not reflected in the reported allowance for loan losses, or its related allowance coverage ratios, but should be considered when comparing the current quarter ratios to similar ratios in periods prior to the acquisition of Sterling.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Loans acquired with significant deteriorated credit quality are accounted for as purchased credit impaired pools.  Accordingly, loans included in the purchased credit impaired pools are not reported as non-performing loans based upon their individual performance status.

During the second quarter of 2015, the Company reported $16.1 million of accretion from the Sterling credit discount in interest income. As of June 30, 2015, the purchased non-credit impaired loans had approximately $94.4 million of remaining credit discount that will accrete into interest income over the life of the loans, and the purchased credit impaired loan pools had approximately $57.8 million of remaining total discount.

The allowance for loan and lease losses was $127.1 million, or 0.80% of loans and leases, as of June 30, 2015. To provide better comparability to prior periods, this pro-forma ratio would have been approximately 1.7% after grossing up the allowance for loan and lease losses and the loans and leases by the amount of the credit mark remaining as of quarter-end. This compares to a pro-forma ratio of approximately 1.8% as of March 31, 2015.

The provision for loan and lease losses was $11.3 million for the second quarter of 2015, a decrease of $1.4 million from the prior quarter. This decrease was primarily driven by a lower level of net charge-offs, partially offset by an increase in provisions related to new loan growth, which was significantly stronger than the prior quarter. Charge-offs, net of recoveries, decreased to $4.3 million for the second quarter of 2015, as compared to $8.7 million in the prior quarter.

Non-performing assets decreased to $70.1 million, or 0.31% of total assets, as of June 30, 2015, as compared to $82.7 million, or 0.36% of total assets, as of March 31, 2015. Loans past due 31 to 89 days were $25.6 million, or 0.16% of loans and leases, as of June 30, 2015, as compared to $20.5 million, or 0.13% of loans and leases, as of March 31, 2015. Restructured loans on accrual status were $37.0 million as of June 30, 2015, as compared to $60.9 million as of March 31, 2015.

Non-interest Income
Total non-interest income was $80.4 million for the second quarter of 2015, up $16.8 million from the prior quarter and $34.9 million from the same period in the prior year. The increase from the prior quarter was primarily driven by higher mortgage banking revenue.

Residential mortgage banking revenue, which includes revenue from the origination and sale of residential mortgage loans, revenue from the servicing of residential mortgage loans and changes to the fair value of the residential mortgage servicing rights (“MSR”) asset, increased by $11.8 million from the prior quarter. Revenue from the origination and sale of residential mortgages increased by $2.2 million from the prior quarter, driven by an increase in mortgage originations, and partially offset by a decrease in gain on sale margin. The change in fair value related to the MSR was a loss of $0.4 million for the second quarter of 2015, as compared to a loss of $9.7 million for the prior quarter, reflecting the linked quarter increase in interest rates.

The Company’s gain on sale margin was 3.38% for the second quarter of 2015, down from 3.65% in the prior quarter. This decrease was driven by a larger mix of purchase mortgage production, which traditionally carries a lower gain on sale margin than refinance mortgage production. Of the current quarter’s mortgage production, 59% related to purchase activity, as compared to 45% for the prior quarter and 74% for the same period in the prior year.

As of June 30, 2015, the Company serviced $12.3 billion of residential mortgage loans for others, and its related MSR asset was valued at $127.2 million, or 1.03% of the total serviced portfolio principal balance. This compares to $11.9 billion of residential mortgage loans serviced for others as of March 31, 2015, with a related MSR asset of $116.4 million, or 0.98% of the total serviced portfolio principal balance. As of June 30, 2014, the Company serviced $10.8 billion of residential mortgage loans for others, and its related MSR asset was valued at $114.2 million, or 1.05% of the total serviced portfolio principal balance.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Non-interest Expense
Non-interest expense was $201.9 million for the second quarter of 2015, which included $21.8 million of merger-related expenses. This compares to $193.1 million, including $14.1 million of merger-related expenses, for the first quarter of 2015 and $214.1 million, including $57.5 million of merger-related expenses, for the second quarter of 2014.

Excluding merger-related expenses, non-interest expense increased by $1.1 million from the prior quarter. This increase was primarily driven by a $4.9 million increase in variable mortgage banking expenses, driven by higher mortgage volume, and a $1.5 million expense related to severance costs. These were partially offset by an increase in merger cost synergies and a lower loss on other real estate owned property.

The second quarter of 2015 non-interest expense run-rate does not reflect the full benefit of the anticipated Sterling merger cost synergies. The Company remains on track with the integration of Sterling, with cost synergies progressing towards the previously announced target of $87 million (annualized), which is expected to be realized over the next several months.

Income taxes
The Company recorded a provision for income taxes of $30.6 million for the second quarter of 2015, representing an effective tax rate of 35.8% for the quarter, as compared to $26.6 million, with an effective tax rate of 36.1%, for the first quarter of 2015.

Capital
As of June 30, 2015, the Company’s tangible book value per common share1 was $8.92 and its ratio of tangible common equity to tangible assets1 was 9.38%, as compared to $8.88 and 9.28%, respectively, in the prior quarter.

During the second quarter of 2015, the Company repurchased 360,000 shares of common stock, for a total of $6.4 million. The Company may repurchase up to 11.7 million of additional shares under the current stock repurchase plan, which was recently extended to July 31, 2017 by the Company's Board of Directors.

Based on Basel III rules, as of June 30, 2015, the Company’s estimated total risk-based capital ratio was 14.4% and its estimated Tier 1 common to risk weighted assets ratio was 11.0%, as compared to 14.6% and 11.1%, respectively, as of March 31, 2015. The Company remains well above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of June 30, 2015 are estimates, pending completion and filing of the Company’s regulatory reports.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

The Company recognizes gains or losses on its junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company’s operating performance. Also, the Company incurs significant expenses related to the completion and integration of mergers and acquisitions. Additionally, it may recognize goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios. Lastly, the Company may recognize one-time bargain purchase gains on certain acquisitions that are not reflective of the Company’s on-going earnings power. Accordingly, management believes that our operating results are best measured on a comparative basis excluding the impact of gains or losses on junior subordinated debentures measured at fair value, net of tax, merger-related expenses, net of tax, and other charges related to business combinations such as goodwill impairment charges or bargain purchase gains, net of tax. The Company defines operating earnings as earnings available to common shareholders before gains or losses on junior subordinated debentures carried at fair value, net of tax, bargain

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

purchase gains on acquisitions, net of tax, merger related expenses, net of tax, and goodwill impairment, and we calculate operating earnings per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share.

The following table provides the reconciliation of earnings available to common shareholders (GAAP) to operating earnings (non-GAAP), and earnings per diluted common share (GAAP) to operating earnings per diluted share (non-GAAP) for the periods presented:

	Quarter Ended					% Change
(In thousands, except per share data)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Seq. Quarter	Year over Year
Net earnings available to common shareholders	$54,691	$47,045	$52,436	$58,741	$17,459	16%	213%
Adjustments:
Net loss on junior subordinated debentures carried at fair value, net of tax (1)	943	933	953	955	821	1%	15%
Merger related expenses, net of tax (1)	13,078	8,449	6,038	5,274	35,926	55%	(64)%
Operating earnings	$68,712	$56,427	$59,427	$64,970	$54,206	22%	27%

Earnings per diluted share:
Earnings available to common shareholders	$0.25	$0.21	$0.24	$0.27	$0.09	19%	178%
Operating earnings	$0.31	$0.26	$0.27	$0.30	$0.27	19%	15%

	Six Months Ended		% Change
	Jun 30, 2015	Jun 30, 2014	Year over Year
Net earnings available to common shareholders	$101,736	$35,997	183%
Adjustments:
Net loss on junior subordinated debentures carried at fair value, net of tax (1)	1,876	1,147	64%
Merger related expenses, net of tax (1)	21,527	40,999	nm
Operating earnings	$125,139	$78,143	60%

Earnings per diluted share:
Earnings available to common shareholders	$0.46	$0.23	100%
Operating earnings	$0.57	$0.50	14%

(1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.
nm = not meaningful.

Management believes tangible common equity and the tangible common equity ratio are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Total shareholders' equity	$3,804,179	$3,800,970	$3,777,626	$3,749,101	$3,725,759
Subtract:
Goodwill and other intangible assets, net	1,839,760	1,842,567	1,842,958	1,845,242	1,842,670
Tangible common shareholders' equity	$1,964,419	$1,958,403	$1,934,668	$1,903,859	$1,883,089
Total assets	$22,793,331	$22,953,158	$22,609,903	$22,484,652	$22,038,928
Subtract:
Goodwill and other intangible assets, net	1,839,760	1,842,567	1,842,958	1,845,242	1,842,670
Tangible assets	$20,953,571	$21,110,591	$20,766,945	$20,639,410	$20,196,258
Common shares outstanding at period end	220,280	220,454	220,161	217,262	217,191
Tangible common equity ratio	9.38%	9.28%	9.32%	9.22%	9.32%
Tangible book value per common share	$8.92	$8.88	$8.79	$8.76	$8.67

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has locations across Idaho, Washington, Oregon, California and Northern Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Private Bank serves high net worth individuals and nonprofits, providing trust and investment services. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

Earnings Conference Call Information
The Company will host its second quarter 2015 earnings conference call on Thursday, July 16, 2015, at 10:00 a.m. PST (1:00 p.m. EST). During the call, the Company will provide an update on recent activities and discuss its second quarter 2015 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (888) 899-5068 ten minutes prior to the start time and enter conference ID: 8688853. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 8688853. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at www.umpquaholdingscorp.com. A slide presentation to accompany the call will also be posted on the website before the call.

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about the integration of the merger with Sterling Financial Corporation; timing and amount of merger-related synergies; and credit discount accretion related to the merger. Specific risks that could cause results to differ from these forward looking statements are Umpqua’s ability to achieve the synergies and earnings accretion contemplated by the Sterling merger; Umpqua’s ability to promptly and effectively integrate the businesses of Sterling and Umpqua. Additional risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, changes in the discounted cash flow model used to determine the fair value of subordinated debentures; prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; material reductions in revenue or material increases in expenses; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; certain loan assets becoming ineligible for loss sharing; unanticipated increases in the cost of deposits; the consequences of a phase-out of junior subordinated debentures from Tier 1 capital; the diversion of management time on issues related to merger integration; changes in laws or regulations; and changes in general economic conditions.

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$217,828	$214,663	$226,853	$223,972	$208,992	1%	4%
Interest and dividends on investments:
Taxable	11,268	11,551	11,629	12,136	12,728	(2)%	(11)%
Exempt from federal income tax	2,657	2,720	2,746	2,790	2,697	(2)%	(1)%
Dividends	168	101	66	81	128	66%	31%
Temporary investments & interest bearing deposits	549	825	857	544	422	(33)%	30%
Total interest income	232,470	229,860	242,151	239,523	224,967	1%	3%
Interest expense:
Deposits	7,381	7,103	7,119	6,773	6,075	4%	21%
Repurchase agreements	43	48	48	54	203	(10)%	(79)%
Term debt	3,492	3,464	3,570	3,586	3,364	1%	4%
Junior subordinated debentures	3,406	3,337	3,399	3,394	3,066	2%	11%
Total interest expense	14,322	13,952	14,136	13,807	12,708	3%	13%
Net interest income	218,148	215,908	228,015	225,716	212,259	1%	3%
Provision for loan and lease losses	11,254	12,637	5,241	14,333	14,696	(11)%	(23)%
Non-interest income:
Service charges	14,825	14,296	15,472	16,090	15,371	4%	(4)%
Brokerage revenue	4,648	4,769	4,960	4,882	4,566	(3)%	2%
Residential mortgage banking revenue, net	40,014	28,227	16,489	25,996	24,341	42%	64%
Gain on investment securities, net	19	116	1,026	902	976	(84)%	(98)%
Gain on loan sales	8,711	6,728	5,730	8,309	557	29%	nm
Loss on junior subordinated debentures carried at fair value	(1,572)	(1,555)	(1,589)	(1,590)	(1,369)	1%	15%
Change in FDIC indemnification asset	(1,199)	(1,286)	(1,982)	(2,728)	(5,601)	(7)%	(79)%
BOLI income	2,023	2,781	1,971	2,161	1,967	(27)%	3%
Other income	12,930	9,519	8,228	8,143	4,658	36%	178%
Total non-interest income	80,399	63,595	50,305	62,165	45,466	26%	77%
Non-interest expense:
Salaries and employee benefits	110,786	107,923	104,039	102,564	95,560	3%	16%
Occupancy and equipment, net	34,868	32,150	32,987	33,029	28,746	8%	21%
Intangible amortization	2,807	2,806	3,102	3,103	2,808	0%	0%
FDIC assessments	3,155	3,214	3,522	3,038	2,575	(2)%	23%
Loss on other real estate owned, net	480	1,814	3,609	313	258	(74)%	86%
Merger related expenses	21,797	14,082	10,171	8,632	57,531	55%	(62)%
Other expense	28,004	31,109	33,426	31,879	26,653	(10)%	5%
Total non-interest expense	201,897	193,098	190,856	182,558	214,131	5%	(6)%
Income before provision for income taxes	85,396	73,768	82,223	90,990	28,898	16%	196%
Provision for income taxes	30,612	26,639	29,641	32,107	11,356	15%	170%
Net income	54,784	47,129	52,582	58,883	17,542	16%	212%
Dividends and undistributed earnings allocated to participating securities	93	84	146	142	83	11%	12%
Net earnings available to common shareholders	$54,691	$47,045	$52,436	$58,741	$17,459	16%	213%

Weighted average basic shares outstanding	220,463	220,349	218,963	217,245	196,312	0%	12%
Weighted average diluted shares outstanding	221,150	221,051	219,974	218,941	197,638	0%	12%
Earnings per common share – basic	$0.25	$0.21	$0.24	$0.27	$0.09	19%	178%
Earnings per common share – diluted	$0.25	$0.21	$0.24	$0.27	$0.09	19%	178%
nm = not meaningful

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Six Months Ended		% Change
(In thousands, except per share data)	Jun 30, 2015	Jun 30, 2014	Year over Year
Interest income
Loans and leases	$432,491	$312,978	38%
Interest and dividends on investments:
Taxable	22,819	22,019	4%
Exempt from federal income tax	5,377	4,809	12%
Dividends	269	178	51%
Temporary investments & interest bearing deposits	1,374	863	59%
Total interest income	462,330	340,847	36%
Interest expense
Deposits	14,484	9,923	46%
Repurchase agreements	91	244	(63)%
Term debt	6,956	5,637	23%
Junior subordinated debentures	6,743	4,946	36%
Total interest expense	28,274	20,750	36%
Net interest income	434,056	320,097	36%
Provision for loan and lease losses	23,891	20,667	16%
Non-interest income
Service charges	29,121	23,138	26%
Brokerage revenue	9,417	8,291	14%
Residential mortgage banking revenue, net	68,241	34,780	96%
Gain on investment securities, net	135	976	(86)%
Gain on loan sales	15,439	1,074	nm
Loss on junior subordinated debentures carried at fair value	(3,127)	(1,911)	64%
Change in FDIC indemnification asset	(2,485)	(10,441)	(76)%
BOLI Income	4,804	2,703	78%
Other income	22,449	10,094	122%
Total non-interest income	143,994	68,704	110%
Non-interest expense
Salaries and employee benefits	218,709	148,778	47%
Occupancy and equipment, net	67,018	45,247	48%
Intangible amortization	5,613	4,002	40%
FDIC assessments	6,369	4,438	44%
Loss on other real estate owned, net	2,294	194	nm
Merger related expenses	35,879	63,514	(44)%
Other expense	59,113	44,476	33%
Total non-interest expense	394,995	310,649	27%
Income before provision for income taxes	159,164	57,485	177%
Provision for income taxes	57,251	21,292	169%
Net income	101,913	36,193	182%
Dividends and undistributed earnings
allocated to participating securities	177	196	(10)%
Net earnings available to common shareholders	$101,736	$35,997	183%

Weighted average basic shares outstanding	220,406	154,473	43%
Weighted average diluted shares outstanding	221,088	155,276	42%
Earnings per common share – basic	$0.46	$0.23	100%
Earnings per common share – diluted	$0.46	$0.23	100%
nm = not meaningful

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$364,256	$292,558	$282,455	$266,624	$347,152	25%	5%
Interest bearing deposits	515,273	1,087,913	1,322,214	1,176,599	492,739	(53)%	5%
Temporary investments	418	403	502	487	529	4%	(21)%
Investment securities:
Trading, at fair value	10,005	10,452	9,999	9,727	9,420	(4)%	6%
Available for sale, at fair value	2,557,245	2,535,121	2,298,555	2,400,061	2,588,969	1%	(1)%
Held to maturity, at amortized cost	4,807	4,953	5,211	5,356	5,519	(3)%	(13)%
Loans held for sale	419,704	406,487	286,802	265,800	328,968	3%	28%
Loans and leases	15,974,197	15,548,957	15,327,732	15,259,201	15,136,455	3%	6%
Allowance for loan and lease losses	(127,071)	(120,104)	(116,167)	(115,635)	(106,495)	6%	19%
Loans and leases, net	15,847,126	15,428,853	15,211,565	15,143,566	15,029,960	3%	5%
Restricted equity securities	46,917	117,218	119,334	120,759	122,194	(60)%	(62)%
Premises and equipment, net	331,208	322,925	317,834	314,364	310,407	3%	7%
Goodwill	1,788,640	1,788,640	1,786,225	1,785,407	1,779,732	0%	1%
Other intangible assets, net	51,120	53,927	56,733	59,835	62,938	(5)%	(19)%
Residential mortgage servicing rights, at fair value	127,206	116,365	117,259	118,725	114,192	9%	11%
Other real estate owned	23,038	32,064	37,942	34,456	27,982	(28)%	(18)%
FDIC indemnification asset	432	1,861	4,417	7,811	11,293	(77)%	(96)%
Bank owned life insurance	295,551	294,697	294,296	293,511	292,714	0%	1%
Deferred tax assets, net	181,245	198,778	230,442	251,854	260,870	(9)%	(31)%
Other assets	229,140	259,943	228,118	229,710	253,350	(12)%	(10)%
Total assets	$22,793,331	$22,953,158	$22,609,903	$22,484,652	$22,038,928	(1)%	3%
Liabilities:
Deposits	$17,145,046	$17,222,566	$16,892,099	$16,727,610	$16,323,000	0%	5%
Securities sold under agreements to repurchase	325,711	321,202	313,321	339,367	315,025	1%	3%
Term debt	889,997	965,675	1,006,395	1,057,140	1,057,915	(8)%	(16)%
Junior subordinated debentures, at fair value	252,214	250,652	249,294	247,528	246,077	1%	2%
Junior subordinated debentures, at amortized cost	101,415	101,496	101,576	101,657	101,737	0%	0%
Other liabilities	274,769	290,597	269,592	262,249	269,415	(5)%	2%
Total liabilities	18,989,152	19,152,188	18,832,277	18,735,551	18,313,169	(1)%	4%
Shareholders' equity:
Common stock	3,517,557	3,521,201	3,519,316	3,515,621	3,512,507	0%	0%
Retained earnings	281,573	260,128	246,242	226,895	200,808	8%	40%
Accumulated other comprehensive income (loss)	5,049	19,641	12,068	6,585	12,444	(74)%	(59)%
Total shareholders' equity	3,804,179	3,800,970	3,777,626	3,749,101	3,725,759	0%	2%
Total liabilities and shareholders' equity	$22,793,331	$22,953,158	$22,609,903	$22,484,652	$22,038,928	(1)%	3%

Common shares outstanding at period end	220,280	220,454	220,161	217,262	217,191	0%	1%
Book value per common share	$17.27	$17.24	$17.16	$17.26	$17.15	0%	1%
Tangible book value per common share	$8.92	$8.88	$8.79	$8.76	$8.67	0%	3%
Tangible equity - common	$1,964,419	$1,958,403	$1,934,668	$1,903,859	$1,883,089	0%	4%
Tangible common equity to tangible assets	9.38%	9.28%	9.32%	9.22%	9.32%	1%	1%

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans & leases:
Commercial real estate:
Non-owner occupied term, net	$3,294,359	$3,303,629	$3,290,610	$3,423,453	$3,517,328	0%	(6)%
Owner occupied term, net	2,636,800	2,577,484	2,633,864	2,682,870	2,714,319	2%	(3)%
Multifamily, net	2,859,884	2,764,403	2,638,618	2,565,711	2,506,864	3%	14%
Commercial construction, net	244,354	238,303	258,722	247,816	264,150	3%	(7)%
Residential development, net	76,734	81,160	81,846	76,849	94,857	(5)%	(19)%
Commercial:
Term, net	1,374,528	1,411,043	1,396,089	1,427,121	1,400,710	(3)%	(2)%
Lines of credit & other, net	981,897	993,814	1,029,620	1,037,278	1,044,376	(1)%	(6)%
Leases & equipment finance, net	630,695	570,492	523,114	492,221	463,784	11%	36%
Residential real estate:
Mortgage, net	2,533,042	2,330,325	2,233,735	2,102,333	1,976,934	9%	28%
Home equity lines & loans, net	882,596	863,269	852,478	836,054	817,391	2%	8%
Consumer & other, net	459,308	415,035	389,036	367,495	335,742	11%	37%
Total, net of deferred fees and costs	$15,974,197	$15,548,957	$15,327,732	$15,259,201	$15,136,455	3%	6%

Loan & leases mix:
Commercial real estate:
Non-owner occupied term, net	20%	20%	20%	22%	23%
Owner occupied term, net	17%	17%	17%	18%	18%
Multifamily, net	17%	17%	17%	17%	17%
Commercial construction, net	2%	2%	2%	2%	2%
Residential development, net	—%	1%	1%	1%	1%
Commercial:
Term, net	9%	9%	9%	9%	9%
Lines of credit & other, net	6%	6%	7%	7%	7%
Leases & equipment finance, net	4%	4%	3%	3%	3%
Residential real estate:
Mortgage, net	16%	15%	15%	14%	13%
Home equity lines & loans, net	6%	6%	6%	5%	5%
Consumer & other, net	3%	3%	3%	2%	2%
Total	100%	100%	100%	100%	100%

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$4,927,526	$4,930,642	$4,744,804	$4,741,897	$4,363,710	0%	13%
Demand, interest bearing	2,090,595	2,085,368	2,054,994	1,942,792	1,869,626	0%	12%
Money market	6,374,624	6,287,165	6,113,138	5,998,339	5,973,197	1%	7%
Savings	1,058,337	1,022,829	971,185	952,122	912,073	3%	16%
Time	2,693,964	2,896,562	3,007,978	3,092,460	3,204,394	(7)%	(16)%
Total	$17,145,046	$17,222,566	$16,892,099	$16,727,610	$16,323,000	0%	5%

Total core deposits (1)	$15,248,676	$15,304,001	$15,126,378	$14,653,183	$14,171,946	0%	8%

Deposit mix:
Demand, non-interest bearing	29%	29%	28%	28%	26%
Demand, interest bearing	12%	12%	12%	12%	11%
Money market	37%	36%	36%	36%	37%
Savings	6%	6%	6%	6%	6%
Time	16%	17%	18%	18%	20%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	367,086	368,701	367,854	366,279	363,378
Demand, interest bearing	90,021	85,082	86,135	87,223	88,162
Money market	58,156	61,991	63,095	63,979	65,216
Savings	152,404	150,989	150,548	150,527	149,877
Time	49,983	52,179	53,530	54,565	56,285
Total	717,650	718,942	721,162	722,573	722,918

Average balance per account:
Demand, non-interest bearing	$13.4	$13.4	$12.9	$12.9	$12.3
Demand, interest bearing	23.2	24.5	23.9	22.3	21.2
Money market	109.6	101.4	96.9	93.8	91.6
Savings	6.9	6.8	6.5	6.3	6.1
Time	53.9	55.5	56.2	56.7	56.9
Total	$23.9	$24.0	$23.4	$23.2	$22.7

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$33,572	$40,246	$52,041	$42,397	$48,358	(17)%	(31)%
Loans and leases past due 90+ days & accruing	13,529	10,416	7,512	7,416	4,919	30%	175%
Total non-performing loans and leases	47,101	50,662	59,553	49,813	53,277	(7)%	(12)%
Other real estate owned	23,038	32,064	37,942	34,456	27,982	(28)%	(18)%
Total	$70,139	$82,726	$97,495	$84,269	$81,259	(15)%	(14)%

Performing restructured loans and leases	$37,023	$60,896	$54,836	$63,507	$67,464	(39)%	(45)%
Loans and leases past due 31-89 days	$25,553	$20,488	$24,659	$34,025	$28,913	25%	(12)%
Loans and leases past due 31-89 days to total loans and leases	0.16%	0.13%	0.16%	0.22%	0.19%
Non-performing loans and leases to total loans and leases	0.29%	0.33%	0.39%	0.33%	0.35%
Non-performing assets to total assets	0.31%	0.36%	0.43%	0.37%	0.37%

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$120,104	$116,167	$115,635	$106,495	$97,029
Provision for loan and lease losses	11,254	12,637	5,241	14,333	14,696	(11)%	(23)%
Charge-offs	(7,442)	(12,545)	(9,088)	(7,524)	(7,332)	(41)%	2%
Recoveries	3,155	3,845	4,379	2,331	2,102	(18)%	50%
Net charge-offs	(4,287)	(8,700)	(4,709)	(5,193)	(5,230)	(51)%	(18)%
Total allowance for loan and lease losses	127,071	120,104	116,167	115,635	106,495	6%	19%
Reserve for unfunded commitments	2,864	3,194	3,539	4,388	4,845
Total allowance for credit losses	$129,935	$123,298	$119,706	$120,023	$111,340

Net charge-offs to average loans and leases (annualized)	0.11%	0.23%	0.12%	0.14%	0.15%
Recoveries to gross charge-offs	42.39%	30.65%	48.18%	30.98%	28.67%
Allowance for loan and lease losses to loans and leases	0.80%	0.77%	0.76%	0.76%	0.70%
Allowance for credit losses to loans and leases	0.81%	0.79%	0.78%	0.79%	0.74%

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2015	Jun 30, 2014	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$116,167	$95,085
Provision for loan and lease losses	23,891	20,667	16%
Charge-offs	(19,987)	(13,566)	47%
Recoveries	7,000	4,309	62%
Net charge-offs	(12,987)	(9,257)	40%
Total allowance for loan and lease losses	127,071	106,495	19%
Reserve for unfunded commitments	2,864	4,845	(41)%
Total allowance for credit losses	$129,935	$111,340	17%

Net charge-offs to average loans and leases (annualized)	0.17%	0.17%
Recoveries to gross charge-offs	35.02%	31.76%
Allowance for loan and lease losses to loans and leases	0.80%	0.70%
Allowance for credit losses to loans and leases	0.81%	0.74%

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	5.48%	5.61%	5.82%	5.78%	6.06%	(0.13)	(0.58)
Yield on loans held for sale	3.24%	3.95%	4.01%	3.86%	4.30%	(0.71)	(1.06)
Yield on taxable investments	1.99%	2.10%	2.16%	2.12%	2.29%	(0.11)	(0.30)
Yield on tax-exempt investments (1)	5.07%	5.10%	5.09%	5.12%	5.08%	(0.03)	(0.01)
Yield on temporary investments & interest bearing cash	0.26%	0.25%	0.25%	0.25%	0.32%	0.01	(0.06)
Total yield on earning assets (1)	4.79%	4.82%	4.98%	5.04%	5.30%	(0.03)	(0.51)

Cost of interest bearing deposits	0.24%	0.24%	0.23%	0.22%	0.22%	—	0.02
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.05%	0.06%	0.06%	0.07%	0.25%	(0.01)	(0.20)
Cost of term debt	1.51%	1.42%	1.41%	1.35%	1.45%	0.09	0.06
Cost of junior subordinated debentures	3.88%	3.86%	3.86%	3.87%	3.87%	0.02	0.01
Total cost of interest bearing liabilities	0.41%	0.41%	0.41%	0.40%	0.41%	—	—

Net interest spread (1)	4.38%	4.41%	4.57%	4.64%	4.89%	(0.03)	(0.51)
Net interest margin – Consolidated (1)	4.50%	4.53%	4.69%	4.75%	5.01%	(0.03)	(0.51)
Net interest margin – Bank (1)	4.56%	4.59%	4.75%	4.82%	5.07%	(0.03)	(0.51)

As reported (GAAP):
Return on average assets	0.96%	0.84%	0.92%	1.05%	0.35%	0.12	0.61
Return on average tangible assets	1.05%	0.92%	1.00%	1.14%	0.38%	0.13	0.67
Return on average common equity	5.76%	5.02%	5.59%	6.28%	2.09%	0.74	3.67
Return on average tangible common equity	11.17%	9.76%	11.08%	12.46%	4.13%	1.41	7.04
Efficiency ratio – Consolidated	67.32%	68.74%	68.23%	63.10%	82.64%	(1.42)	(15.32)
Efficiency ratio – Bank	65.71%	67.09%	66.23%	61.63%	81.08%	(1.38)	(15.37)

Operating basis (non-GAAP): (2)
Return on average assets	1.21%	1.01%	1.04%	1.16%	1.08%	0.20	0.13
Return on average tangible assets	1.32%	1.10%	1.13%	1.26%	1.18%	0.22	0.14
Return on average common equity	7.24%	6.03%	6.34%	6.94%	6.49%	1.21	0.75
Return on average tangible common equity	14.04%	11.71%	12.56%	13.78%	12.83%	2.33	1.21
Efficiency ratio – Consolidated	59.74%	63.38%	64.23%	59.79%	60.12%	(3.64)	(0.38)
Efficiency ratio – Bank	58.46%	62.09%	62.61%	58.65%	58.94%	(3.63)	(0.48)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding gain (loss) on junior subordinated debentures carried at fair value, net of tax, bargain purchase gain on acquisitions, net of tax, goodwill impairment, and merger related expenses, net of tax.

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Six Months Ended		% Change
	Jun 30, 2015	Jun 30, 2014	Year over Year
Average Rates:
Yield on loans and leases	5.54%	5.83%	(0.29)
Yield on loans held for sale	3.53%	4.28%	(0.75)
Yield on taxable investments	2.04%	2.35%	(0.31)
Yield on tax-exempt investments (1)	5.08%	5.31%	(0.23)
Yield on temporary investments & interest bearing cash	0.25%	0.29%	(0.04)
Total yield on earning assets (1)	4.80%	5.04%	(0.24)

Cost of interest bearing deposits	0.24%	0.23%	0.01
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.06%	0.18%	(0.12)
Cost of term debt	1.46%	1.91%	(0.45)
Cost of junior subordinated debentures	3.87%	3.93%	(0.06)
Total cost of interest bearing liabilities	0.41%	0.42%	(0.01)

Net interest spread (1)	4.39%	4.62%	(0.23)
Net interest margin – Consolidated (1)	4.51%	4.74%	(0.23)
Net interest margin – Bank (1)	4.58%	4.80%	(0.22)

As reported (GAAP):
Return on average assets	0.90%	0.46%	0.44
Return on average tangible assets	0.98%	0.50%	0.48
Return on average common equity	5.40%	2.85%	2.55
Return on average tangible common equity	10.47%	5.46%	5.01
Efficiency ratio – Consolidated	68.01%	79.39%	(11.38)
Efficiency ratio – Bank	66.38%	77.72%	(11.34)

Operating basis (non-GAAP): (2)
Return on average assets	1.11%	0.99%	0.12
Return on average tangible assets	1.21%	1.08%	0.13
Return on average common equity	6.64%	6.18%	0.46
Return on average tangible common equity	12.88%	11.84%	1.04
Efficiency ratio – Consolidated	61.50%	62.85%	(1.35)
Efficiency ratio – Bank	60.22%	61.46%	(1.24)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding gain (loss) on junior subordinated debentures carried at fair value, net of tax, bargain purchase gain on acquisitions, net of tax, goodwill impairment, and merger related expenses, net of tax.

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Seq. Quarter	Year over Year
Temporary investments & interest bearing cash	$861,775	$1,323,671	$1,368,726	$849,399	$672,587	(35)%	28%
Investment securities, taxable	2,300,123	2,222,174	2,169,504	2,307,732	2,242,414	4%	3%
Investment securities, tax-exempt	317,655	323,852	326,858	330,902	315,488	(2)%	1%
Loans held for sale	368,112	262,777	255,830	274,834	211,694	40%	74%
Loans and leases	15,731,298	15,334,555	15,300,425	15,200,893	13,673,887	3%	15%
Total interest earning assets	19,578,963	19,467,029	19,421,343	18,963,760	17,116,070	1%	14%
Goodwill & other intangible assets, net	1,841,535	1,842,390	1,844,084	1,841,668	1,656,687	0%	11%
Total assets	22,777,421	22,687,515	22,625,461	22,220,999	20,036,742	0%	14%

Non-interest bearing demand deposits	4,852,989	4,808,062	4,836,517	4,558,672	3,963,233	1%	22%
Interest bearing deposits	12,274,814	12,187,132	12,153,481	11,948,731	10,948,991	1%	12%
Total deposits	17,127,803	16,995,194	16,989,998	16,507,403	14,912,224	1%	15%
Interest bearing liabilities	13,880,474	13,838,515	13,833,126	13,681,205	12,521,218	0%	11%

Shareholders’ equity - common	3,803,634	3,797,108	3,721,003	3,712,813	3,350,836	0%	14%
Tangible common equity (1)	1,962,099	1,954,718	1,876,919	1,871,145	1,694,149	0%	16%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2015	Jun 30, 2014	Year over Year
Temporary investments & interest bearing cash	$1,091,447	$689,188	58%
Investment securities, taxable	2,261,364	1,904,508	19%
Investment securities, tax-exempt	320,736	273,736	17%
Loans held for sale	315,735	144,835	118%
Loans and leases	15,534,022	10,719,625	45%
Total interest earning assets	19,523,304	13,731,892	42%
Goodwill & other intangible assets, net	1,841,960	1,218,779	51%
Total assets	22,732,715	15,860,749	43%

Non-interest bearing demand deposits	4,830,650	3,192,896	51%
Interest bearing deposits	12,231,215	8,834,257	38%
Total deposits	17,061,865	12,027,153	42%
Interest bearing liabilities	13,859,610	9,963,209	39%

Shareholders’ equity - common	3,800,389	2,549,211	49%
Tangible common equity (1)	1,958,429	1,330,432	47%
(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Second Quarter 2015 Results
July 15, 2015

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$12,302,866	$11,874,910	$11,590,310	$11,300,947	$10,838,313	4%	14%
MSR asset, at fair value	127,206	116,365	117,259	118,725	114,192	9%	11%
MSR as % of serviced portfolio	1.03%	0.98%	1.01%	1.05%	1.05%
Residential mortgage banking revenue:
Origination and sale	$33,667	$31,498	$18,378	$24,097	$22,142	7%	52%
Servicing	6,770	6,457	6,306	6,178	5,359	5%	26%
Change in fair value of MSR asset	(423)	(9,728)	(8,195)	(4,279)	(3,160)	(96)%	(87)%
Total	$40,014	$28,227	$16,489	$25,996	$24,341	42%	64%

Closed loan volume:
Closed loan volume - portfolio	$446,712	$311,149	$319,779	$292,154	$271,228	44%	65%
Closed loan volume - for sale	997,225	862,155	622,133	695,877	623,727	16%	60%
Closed loan volume - total	$1,443,937	$1,173,304	$941,912	$988,031	$894,955	23%	61%

Gain on sale margin:
Based on for sale volume	3.38%	3.65%	2.95%	3.46%	3.55%	(0.27)	(0.17)

	Six Months Ended		% Change
	Jun 30, 2015	Jun 30, 2014	Year over Year
Residential mortgage banking revenue:
Origination and sale	$65,165	$30,563	113%
Servicing	13,227	8,329	59%
Change in fair value of MSR asset	(10,151)	(4,112)	147%
Total	$68,241	$34,780	96%

Closed loan volume:
Closed loan volume - portfolio	$757,861	$360,046	110%
Closed loan volume - for sale	1,859,380	828,083	125%
Closed loan volume - total	$2,617,241	$1,188,129	120%

Gain on sale margin:
Based on for sale volume	3.50%	3.69%	(0.19)

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